Exhibit 77Q1a

THE LATIN AMERICA EQUITY FUND, INC.

ARTICLES SUPPLEMENTARY

THE LATIN AMERICA EQUITY FUND, INC., a Maryland corporation having its principal Maryland office in Baltimore City, Maryland, (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (“MGCL”), and by a resolution of its Board of Directors, the Corporation has elected to become subject to Section 3-805 of the MGCL, under which a special meeting of the stockholders requested by stockholders may be called only upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting, and certain procedural requirements are specified in connection with such special meetings of the stockholders. In the event of any inconsistency with the charter or bylaws of the Corporation, the aforesaid MGCL provisions will govern.

SECOND:  The election to become subject to Section 3-805 of the MGCL has been approved by the Board of Directors of the Corporation in the manner and by the vote required by law.

IN WITNESS WHEREOF, The Latin America Equity Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 14th day of August, 2008, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:                                                                           THE LATIN AMERICA EQUITY FUND, INC.

/s/J. Kevin Gao                                                                By: /s/ George R. Hornig
Secretary                                                                           President

AMENDED AND RESTATED BYLAWS

OF

THE LATIN AMERICA EQUITY FUND, INC.

ARTICLE I

NAME OF COMPANY, LOCATION OF OFFICES AND SEAL

Section 1.  Name.  The name of the Company is The Latin America Equity Fund, Inc.

Section 2.  Principal Offices.  The principal office of the Company in the State of Maryland shall be located in Baltimore, Maryland.  The Company may, in addition, establish and maintain such other offices and places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

Section 3.  Seal.  The corporate seal of the Company shall be circular in form and shall bear the name of the Company, the year of its incorporation and the words “Corporate Seal, Maryland.”  The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.  Any Officer or Director of the Company shall have authority to affix the corporate seal of the Company to any document requiring the same and the seal may be used by placing the word “(SEAL)” adjacent to the signature of the person authorized to sign the document on behalf of the Company.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.  All meetings of the Stockholders shall be held at such place within the United States, whether within or outside the State of Maryland, as the Board of Directors shall determine, which shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual Meeting.  The annual meeting of the Stockholders of the Company shall be held at such place as the Board of Directors shall select on such date as may be fixed by the Board of Directors each year, at which time the Stockholders shall elect Directors by a plurality of votes cast, and transact such other business as may properly come before the meeting.  Any business of the Company may be transacted at the annual meeting without being specially designated in the notice of meeting except as otherwise provided by statute, by the Company’s charter or by these Bylaws.

Section 3.  Special Meetings.  (a) General.  Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Company’s charter, may be called by resolution of the Board of Directors or by the President, and shall be called by the Secretary at the request of a majority of the Board of Directors or at the request, in writing, of Stockholders holding at least a majority of the votes entitled to be cast at the meeting, subject to the provisions of subsection (b) of this Section 3.  At any special meeting of the Stockholders, only such business shall be conducted as shall be properly brought before the meeting and has been indicated in the notice of meeting given in accordance with Section 4 of this Article II.

(b) Stockholder Requested Special Meetings.  (1) Any Stockholder of record seeking to have Stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the Stockholders entitled to request a special meeting (the “Request Record Date”).  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Stockholder (or such agent) and shall set forth all information relating to each such Stockholder that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice in proper form is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a valid Record Date Request Notice in proper form is received by the Secretary.

(2)  In order for any Stockholder to request a special meeting, one or more written requests for a special meeting signed by Stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary.  In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) shall bear the date of signature of each such Stockholder (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Company’s books, of each Stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Company which are owned by each such Stockholder, and the nominee holder for, and number of, shares owned by such Stockholder beneficially but not of record, (d) shall be sent to the Secretary by registered mail, return receipt requested, and (e) shall be received by the Secretary within 60 days after the Request Record Date.  Any requesting Stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3)  The Secretary shall inform the requesting Stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials).  The Secretary shall not be required to call a special meeting upon Stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4)  Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President or Board of Directors, whoever has called the meeting.  In the case of any special meeting called by the Secretary upon the request of Stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request in proper form is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company.  In fixing a date for any special meeting, the President or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting Stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5)  If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that Stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting Stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting Stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before the commencement of the meeting.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)  The President or Board of Directors may, but shall not be required to,  appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Secretary represent at least the Special Meeting Percentage.  Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any Stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these By-Laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4.  Notice.  Written notice of every meeting of Stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, shall be served, in any manner permitted by law, not less than ten nor more than ninety days before the meeting, upon each Stockholder as of the record date fixed for the meeting who is entitled to notice of or to vote at such meeting.  If mailed, (i) such notice shall be directed to a Stockholder at such Stockholder’s address as it shall appear on the books of the Company (unless such Stockholder shall have filed with the Transfer Agent of the Company a written request that notices be mailed to some other address, in which case it shall be mailed to the address designated in such request) and (ii) such  notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first-class postage thereon prepaid.  If sent by electronic mail, such notice shall be sent to the e-mail address provided by the Stockholder and shall be deemed sent when a confirmation of such transmission has been received by the Company.  Notice of any meeting of Stockholders shall be deemed waived by any Stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.  Failure to give notice of any meeting to one or more Stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article, or the validity of any proceedings at such meeting.

Section 5.  Notice of Business of Annual or Special Stockholder Meetings.

(a)  Annual Meetings of Stockholders.  (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the Stockholders may be made at an annual meeting of Stockholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder of the Company who was a Stockholder of record both at the time of giving of notice by the Stockholder as provided for in this Section 5(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 5(a).

(2)           For nominations or other business to be brought before an annual meeting by a Stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 5, the Stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for action by the Stockholders.  To be timely, a Stockholder’s notice shall set forth all information required under this Section 5 and shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above.  Such Stockholder’s notice shall set forth (i) as to each individual whom the Stockholder proposes to nominate for election or reelection as a Director (A) the name, age, business address and residence address of such individual, (B) the class, series, and number of any shares of stock of the Company that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (E) whether such Stockholder believes such individual will be an “interested person” of the Company (as defined in the Investment Company Act of 1940, as amended), and, if not an “interested person,” information regarding such individual that will be sufficient for the Company to make such determination, (F) whether or not such individual (aa) has been convicted of a felony or misdemeanor within the past ten years or is currently a named subject in any criminal proceeding, (bb) has ever been permanently or temporarily enjoined by order, judgment or decree of any domestic or foreign court, (cc) has ever been subject to any administrative order, judgment or decree issued by the Securities and Exchange Commission (“SEC”), any state or foreign securities regulatory agency, any self-regulatory organization or any similar body, and (dd) has ever been found by any court in a civil action or by the SEC to have violated any federal, state or foreign securities law or commodities law, and if any of (aa) through (dd) has occurred, information regarding the matter that will be sufficient for the Company to evaluate the potential impact, if any, on the Company, (G) any relationship, business or personal, between such individual and the Stockholder or any of the Stockholder’s affiliates, and (H) a summary of such individual’s views with regard to any proposal the Stockholder is requesting or has requested within the past two years be presented to the Company Stockholders; (ii) as to any other business that the Stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any interest in such business of such Stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any benefit that might accrue to the Stockholder and the Stockholder Associated Person therefrom; (iii) as to the Stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of stock of the Company which are owned by such Stockholder and by such Stockholder Associated Person, if any, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such Stockholder and by any such Stockholder Associated Person, (C) whether and the extent to which, within one year prior to the date of the notice, any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase the voting power of, such Stockholder or any such Stockholder Associated Person with respect to any shares of stock of the Company (collectively, “Hedging Activities”) and (D) a general description of whether and the extent to which, within one year prior to the date of the notice, such Stockholder or such Stockholder Associated Person has engaged in Hedging Activities with respect to shares of stock or other equity interests of any other company; (iv) as to the Stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 5(b), the name and address of such Stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the Stockholder giving the notice, the name and address of any other Stockholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such Stockholder’s notice.

(3)           Notwithstanding anything in this subsection (a) of  this Section 5 to the contrary, in the event the Board of Directors increases or decreases the number of Directors in accordance with Article III, Section 1 of these Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 5(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Company.

(4)           For purposes of this Section 5, “Stockholder Associated Person” of any Stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Stockholder (including, without limitation, any person who is a member of a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provision, that includes such Stockholder), (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such Stockholder, (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person and (iv) any nominee for Director proposed for election by such Stockholder.

(b)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of individuals for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any Stockholder of the Company who is a Stockholder of record both at the time of giving of notice provided for in this Section 5 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5.  In the event the Company calls a special meeting of Stockholders for the purpose of electing one or more individuals to the Board of Directors, any such Stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Company’s notice of meeting, if the Stockholder’s notice and information required by paragraph (2) of this Section 5(a) shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a Stockholder’s notice as described above.

(c)           General.  (1)  If information submitted pursuant to this Section 5 by any Stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of Stockholders shall be inaccurate, such information may be deemed not to have been provided in accordance with this Section 5.  Upon written request by the Secretary or the Board of Directors or any committee thereof, any Stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of Stockholders shall provide, within five Business Days of delivery of such request (or such other longer or shorter period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the Stockholder pursuant to this Section 5 and (B) a written update of any information previously submitted by the Stockholder pursuant to this Section 5 as of an earlier date.  If a Stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 5.

(2)           Only such individuals who are nominated in accordance with this Section 5 shall be eligible for election by Stockholders as Directors, and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with this Section 5.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 5.

(3)           For purposes of this Section 5, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act.

(4)           Notwithstanding the foregoing provisions of this Section 5, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5.  Nothing in this Section 5 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 6.  Quorum, Adjournment.  The holders of at least a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the  transaction of business except as otherwise provided by statute, by the Company’s charter or by these Bylaws.  Any meeting of the Stockholders convened on the date for which it was called may be adjourned from time to time, without notice other than by announcement at the meeting.  Subject to the powers of the chairman of the meeting set forth in Section 9 of this Article, in the absence of a quorum, the Stockholders present in person or by proxy, by majority vote of those present and without notice other than by announcement at the meeting, may adjourn the meeting from time to time until a quorum shall be present.  At any adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called.  If a meeting is adjourned to a date more than 120 days after the original record date, a new record date shall be established for voting at such adjourned meeting, and any unrevoked proxies submitted by any Stockholder of record as of the original record date, with respect to stock which continues to be held of record by such Stockholder on the new record date, may be voted at the adjourned meeting (and any further adjournment thereof), provided that the adjourned meeting date is not more than 120 days after the new record date.  The Stockholders present or represented by proxy at any duly organized meeting may continue to conduct business, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

Section 7.  Vote at the Meeting.  When a quorum is present or represented at any meeting, the vote of the holders of a majority of the votes cast by Stockholders entitled to vote on the matter shall decide any question brought before such meeting (except with respect to election of Directors which shall be by the affirmative vote of a plurality of the votes cast), unless the question is one upon which, by express provisions of applicable statutes, of the Company’s charter or of these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

Section 8.  Voting Rights of Stockholders.  Each Stockholder of record having the right to vote shall be entitled at every meeting of the Stockholders of the Company to one vote for each share of stock having voting power standing in the name of such Stockholder on the books of the Company on  the record date, with pro rata voting rights for any fractional shares, and such votes may be cast either in person or by proxy in any manner permitted by law.

Section 9.  Organization and Conduct.  Every meeting of Stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board, or in his absence, a chairman chosen by the Stockholders by the vote of a majority of the votes cast by Stockholders present in person or by proxy.  The Secretary, or, in the Secretary’s absence, a person appointed by the Board of Directors or by the chairman of the meeting shall act as Secretary, and shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of Stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Stockholders of record of the Company, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any Stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10.  Proxies.  Every proxy must be executed in a manner permitted by law by the Stockholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration.  Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns.  Proxies shall be delivered prior to the meeting to the Secretary of the Company or to the person acting as Secretary of the meeting before being voted.  A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless, at or prior to exercise of such proxy, the Company receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 11.  Stock Ledger and List of Stockholders.  It shall be the duty of the Secretary or Assistant Secretary of the Company to cause an original or duplicate stock ledger to be maintained at the office of the Company's Transfer Agent.

Section 12.  Action without Meeting.  Except to the extent prohibited by the Company’s charter, the Investment Company Act of 1940, as amended, or rules or orders of the SEC, or any successor thereto, any action to be taken by Stockholders may be taken without a meeting if (1) all Stockholders entitled to vote on the matter consent to the action in writing, (2) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of Stockholders.  Such consent shall be treated for all purposes as a vote at a meeting.

Section 13.  Record Date.  In order that the Company may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than ninety days and, in the case of a meeting of Stockholders, not less than ten days prior to the date on which the particular action requiring such determination of Stockholders is to be taken.  In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty days.  If the stock transfer books are closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten days immediately preceding such meeting.  If no record date is fixed and the stock transfer books are not closed for the determination of Stockholders: (1) The record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be at the close of business of the day on which notice of the meeting Stockholders is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (2) The record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution.  If a record date has been fixed for the determination of Stockholders entitled to vote at a meeting, only the Stockholders of record on the record date shall be entitled to vote at the meeting and such Stockholders shall be entitled to vote at the meeting notwithstanding the subsequent transfer or redemption of the shares owned of record on such date.  All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to notice of and to vote at such meeting and any adjournment thereof.

Section 14.  Inspectors of Election.  The Directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, may be required to take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each share, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders.  On request of the person presiding at the meeting or any Stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.  No Director or candidate for the office of Director shall act as inspector of an election of Directors.  Inspectors need not be Stockholders of the Company.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  Board of Three to Nine Directors.  The Board of Directors shall consist of not less than three (3) nor more than nine (9) Directors as fixed from time to time by resolution of the Board of Directors; provided that if there are less than three Stockholders, the number of Directors may be less than three but not less than the number of Stockholders or one, if less.  Directors need not be Stockholders.  If the number of Directors is increased, the additional Directors may be elected by a majority of the remaining Directors, even if less than a quorum.  No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his or her term unless the Director is specifically removed pursuant to Section 3 of this Article III at the time of the decrease.

Beginning with the first annual meeting of Stockholders held after the initial public offering of the shares of the Company (the "initial annual meeting"), and if at such time, the number of Directors shall be three (3) or more, the Board of Directors shall be divided into three classes:  Class I, Class II and Class III.  The terms of office of the classes of Directors elected at the initial annual meeting shall expire at the times of the annual meetings of the Stockholders as follows:  Class I on the next annual meeting, Class II on the second next annual meeting and Class III on the third next annual meeting, or  thereafter in each case when their respective successors are elected and qualified.  At each subsequent annual election, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of Stockholders, or thereafter in each case when their respective successors are elected and qualified.  The number of Directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

The Board of Directors shall designate one of its members to serve as Chairman of the Board, who shall preside at each meeting of the Board.  In the absence or inability of the Chairman of the Board to act, another Director chosen by a majority of the Directors present shall act as chairman and preside at the meeting.

Section 2.  Vacancies.  Subject to the provisions of the Investment Company Act of 1940, as amended, any vacancies in the Board of Directors, whether arising from death, resignation, removal, increase in the number of Directors or any other cause, shall be filled by a vote of a majority of the Directors then in office even if the remaining Directors do not constitute a quorum.

Section 3.  Removal.  At any meeting of Stockholders duly called and at which a quorum is present, the Stockholders may, by the affirmative vote of the holders of at least three-fourths of the votes entitled to be cast thereon, remove any Director or Directors from office, but only for “cause” as required by the Maryland General Corporation Law, and may elect a successor or successors to fill any resulting vacancies for the unexpired term of the removed Director.  “Cause” shall mean (i) any willful or intentional act of the Director that has the effect of injuring the reputation of the Company in any material respect (other than an act that has been authorized by the Board of Directors or which was not intended, and could not reasonably be expected, to injure the reputation of the Company in any material respect); (ii) public or consistent drunkenness by the Director or his illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation of the Company or which impairs, or could reasonably be expected to impair, the performance of the Director’s duties in a material respect, (iii) conviction of, or plea of guilty or nolo contendere to, the commission of a felony by the Director, or any other crime involving moral turpitude; or (iv) the commission by the Director of an act of fraud or embezzlement against the Company.

Section 4.  Resignation.  A Director may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Secretary of the Company.  Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt.  Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.  No director candidate shall be presented to Stockholders of the Company for election at any meeting that is scheduled to occur after such candidate has reached the age of 74 and each Director shall automatically be deemed to retire from the Board at the next annual meeting following the date such Director reaches the age of 75 years, even if his or her term of office has not expired.

Section 5.  Place of Meetings.  The Board of Directors or any Committee thereof may hold meetings at the principal office of the Company or at such other places, either within or outside the State of Maryland, as it may from time to time determine.

Section 6.  Quorum.  At all meetings of the Board, the presence of a majority of the entire Board of Directors (but not less than two Directors unless the Board of Directors shall consist of only one Director in which event that one Director shall constitute a quorum) shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be specifically provided by statute, by the Company’s charter or by these Bylaws.  If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.  Annual and Regular Meetings.  An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of Stockholders, no notice other than this Bylaw being necessary.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.  The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 8.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, or by a majority of the Directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.  The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 9.  Notice.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each Director at his or her business or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the Director.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the Director and receipt of a completed answer-back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 10.  Informal Action by Directors and Committees.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may, except as otherwise required by statute, be taken without a meeting if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee.  Subject to the Investment Company Act of 1940, as amended, members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  The Board of Directors may change the membership of any committee at any time.

Section 11.  Executive Committee.  There may be an Executive Committee of two or more Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number.  A majority of the members of any such committee may determine its actions, and fix the time of its meetings, unless the Board of Directors shall otherwise provide.  The Executive Committee shall consult with and advise the Officers of the Company in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of  Directors.  The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 12.  Audit Committee.  There shall be an Audit Committee of two or more Directors who are not "interested persons" of the Company (as defined in the Investment Company Act of 1940, as amended) appointed by the Board who may meet at stated times or on notice to all by any of their own number.  A majority of all members of any such committee may determine its actions, and fix the time of its meetings, unless the Board of Directors shall otherwise provide.  The Committee's duties shall include reviewing both the audit and other work of the Company's independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Company's records and documents.

Section 13.  Other Committees.  The Board of Directors may appoint other committees composed of one or more members which shall in each case consist of such number of members and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them.  A majority of all members of any such committee may determine its actions, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.  The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, to  change the powers of any such committee, to fill vacancies and to discharge any such committee.

Section 14.  Compensation of Directors.  The Board may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board or any committee thereof.  Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity or from receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1.  Officers.  The Officers of the Company shall be fixed by the Board of Directors and shall include a President, Vice President, Secretary and Treasurer.  Any two offices may be held by the same person except the offices of President and Vice President.  A person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

Section 2.  Appointment of Officers.  The Directors shall appoint the Officers, who need not be members of the Board.

Section 3.  Additional Officers.  The Board may appoint such other Officers and agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.  Salaries of Officers.  The salaries of all Officers of the Company shall be fixed by the Board of Directors.

Section 5.  Term, Removal, Resignations and Vacancies.  The Officers of the Company shall serve at the pleasure of the Board of Directors.  Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors.  Any Officer may resign at any time upon written notice to the Company.  Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 6.  President.  The President shall be the chief executive officer of the Company, shall, subject to the supervision of the Board of Directors, have general responsibility for the management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.

Section 7.  Vice President.  Any Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

Section 8.  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and  other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Directors at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Company.

Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 9.  Secretary.  The Secretary shall attend meetings of the Board and meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee of the Board when required.  He shall give or cause to be given notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors.  He shall keep in safe custody the seal of the Company and affix it to any instrument when authorized by the Board of Directors.

Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may  assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 10.  Subordinate Officers.  The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall serve at the pleasure of the Board of Directors and have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine.  The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 11.  Surety Bonds.  The Board of Directors may require any officer or agent of the Company to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Company in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his hands.

ARTICLE V

GENERAL PROVISIONS

Section 1.  Waiver of Notice.  Whenever the Stockholders or the Board of Directors are authorized by statute, the provisions of the Articles of In Company or these Bylaws to take any action at any meeting after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his duly authorized attorney-in-fact.  Such notice is also waived if the person entitled to the notice is present at the meeting in person, or, in the case of a Stockholder, by proxy.
Section 2.  Indemnity.

(a)  The Company shall indemnify its Directors to the fullest extent that indemnification of Directors is permitted by the Maryland General Company Law.  The Company shall indemnify its officers to the same extent as its Directors and to such further extent as is consistent with law.  The Company shall indemnify its Directors and officers who, while serving as Directors or officers, also serve at the request of the Company as a Director, officer, partner, trustee, employee, agent or fiduciary of another Company, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law.  The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.  This Article shall not protect any such person against any liability to the Company or any Stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

(b)  Any current or former Director or officer of the Company seeking indemnification within the scope of this Article shall be entitled to advances from the Company for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Company Law.  The person seeking indemnification shall provide to the Company a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met.  In addition, at least one of the following conditions shall be met:  (i) the person seeking indemnification shall provide security in form and amount acceptable to the Company for his undertaking; (ii) the Company is insured against losses arising by reason of the advance; or (iii) a majority of a quorum of Directors of the Company who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party Directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the person seeking  indemnification will ultimately be found to be entitled to indemnification.  In making such determination, the disinterested non-party Directors or independent legal counsel, as the case may be, shall be entitled to rely on a rebuttable presumption that the person seeking indemnification had not engaged in disabling conduct.

(c)  At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Company Law, whether the standards required by this Article have been met.  Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of disinterested non-party Directors or (b) an independent legal counsel in a written opinion.

(d)  Employees and agents who are not officers or Directors of the Company may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.

(e)  The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to Directors, officers, employees and agents by resolution, agreement or otherwise.  The indemnification provided by this  Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of Stockholders or disinterested Directors or otherwise.

(f)  References in this Article are to the Maryland General Company Law and to the Investment Company Act of 1940, as from time to time amended.  No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

Section 3.  Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company or who, while a Director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic Company, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; provided that no insurance may be purchased by the Company on behalf of any person against any liability to the Company or to its Stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 4.  Checks.  All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5.  Fiscal Year.  The fiscal year of the Company shall be determined by resolution of the Board of Directors.

Section 6.  Ratification.  The Board of Directors or the Stockholders of the Company may ratify and make binding on the Company any action or inaction by the Company or its officers to the extent that the Board of Directors or the Stockholders could have originally authorized the matter.

ARTICLE VI

STOCK

Section 1.  Issuance of Stock.  Stockholders of the Company are not entitled to certificates representing the shares of stock held by them.  Shares shall be issued and stock ownership records shall be maintained in book-entry form.  Whenever stock certificates are surrendered to the Company, for transfer, exchange or otherwise, the shares of stock issuable or outstanding upon such surrender shall be represented by book-entry without certificates.  When the Company issues or transfers shares of stock without certificates, the Company shall provide to record holders of such shares a written statement of the information required by the Maryland General Company Law.  Such information may include the name of the Company, the name of the Stockholder, the number and class of the shares, any restrictions on transferability, and any other information deemed necessary or appropriate by the Company.  The provisions of this Article authorizing issuance of shares by book-entry without certificates shall apply to all issuances of stock of the Company, except to the extent that the use of certificates may be continued as determined by the Board of Directors.  The Company may issue fractions of a share of stock.  Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the right of whole shares, including the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Company.

Any outstanding stock certificates shall be numbered and entered in the books of the Company.  They shall exhibit the holder’s name and the number of whole shares and no certificate shall be valid unless it has been signed by the President, a Vice President or the Chairman of the Board of Directors and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and bears the corporate seal.  Any or all of the signatures or the seal on the certificate may be a facsimile, engraved or printed.  In case any of the officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.

Section 2.  Lost, Stolen or Destroyed Certificates.  The Board of Directors, or the President together with the Treasurer or Secretary, may cause the Company to recognize, by book-entry, the ownership of shares of stock represented by any outstanding certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his legal representative.  When authorizing such book-entry, the Board of Directors, or the President and Treasurer or Secretary, may in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed, and any claim with respect to the Company’s book-entry recognition of ownership of the underlying shares.

Section 3.  Transfer of Stock.  Shares of stock of the Company shall be transferable on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Company or its agents may reasonably require.  Shares of stock of the Company issued without certificates in book-entry form may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Company.

ARTICLE VII

AMENDMENTS

Section 1.  General.  The Board of Directors, by affirmative vote of a majority thereof, shall have the exclusive right to make, amend, alter and repeal the Bylaws of the Company, at any regular or special meeting, except as otherwise required by the Investment Company Act of 1940, as amended.

ARTICLE VIII

SPECIAL PROVISIONS

Section 1.  Actions Relating to Discount in Price of the  Company's Shares.  In the event that at any time following the initial public offering of shares of the Company's Common Stock such shares publicly trade for a substantial period of time at a substantial discount from the Company's then current net asset value per share, the Board of Directors shall consider, at its next regularly scheduled meeting, taking various actions designed to eliminate the discount.  The actions considered by the Board of Directors may include periodic repurchases by the Company of its shares of Common Stock or an amendment to the Company's Articles of Incorporation to make the Company's  Common Stock a "redeemable security" (as such term is defined in the Investment Company Act of 1940), subject in all events to compliance with all applicable provisions of the Company's Articles of Incorporation, these Bylaws, the Maryland General Company Law and the Investment Company Act of 1940.